Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Fiscal 2010 Results

Fourth Quarter 2010 Overview

•	Revenue of $50.7 million, up 47% over the fourth quarter of 2009, including $6.0 million one-time item

•	Operating income of $16.1 million, up 133% from the fourth quarter of 2009, including $5.9 million impact of one-time revenue item

•	Submitted applications for IFP products decreased 9% from the fourth quarter of 2009

•	GAAP operating margins of 32% and non-GAAP operating margins of 27% for the fourth quarter of 2010

•	GAAP net income of $8.6 million, or $0.38 per diluted share, and non-GAAP net income of $6.5 million, or $0.28 per diluted share, for the fourth quarter of 2010

•	Cash flow from operations of $3.6 million, down 61% from the fourth quarter of 2009

MOUNTAIN VIEW, Calif.—February 16, 2011—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2010.

Gary Lauer, chief executive officer of eHealth stated, “In the fourth quarter, we generated strong revenue and earnings growth, expanded our operating margins, and saw important contributions from our two new businesses, Medicare and Government systems. We are also pleased with our full year 2010 financial results, and particularly enthused about the emerging new business initiatives, which leverage our deep technology capabilities in the new world of healthcare reform.”

Fourth Quarter Results

Revenue—Revenue totaled $50.7 million for the fourth quarter of 2010, a 47% increase compared to revenue of $34.4 million for the fourth quarter of 2009. Revenue for the fourth quarter of 2010 includes a one-time revenue item of $6.0 million, reflecting a commission prepayment received from a health insurance carrier on a number of existing policies and members. Excluding this item, revenue for the quarter was $44.7 million, a 30% increase compared to the fourth quarter of 2009.

Submitted Applications—Submitted applications for individual and family products decreased 9% in the fourth quarter of 2010 to 111,200 applications, compared to 122,300 applications in the fourth quarter of 2009.

Membership—Estimated membership at December 31, 2010 totaled 778,300 members, a 7% increase over estimated membership of 728,000 at December 31, 2009.

Operating Income—Operating income increased 133% to $16.1 million for the fourth quarter of 2010, compared to operating income of $6.9 million for the fourth quarter of 2009. Operating margins were 32% and 20% in the fourth quarters of 2010 and 2009, respectively. Non-GAAP operating income increased 47% to $12.2 million for the fourth quarter of 2010, compared to non-GAAP operating income of $8.3 million for the fourth quarter of 2009. Non-GAAP operating margins were 27% and 24% in the fourth quarters of 2010 and 2009, respectively. Non-GAAP operating income and margins in the fourth quarter of 2010 exclude the one-time commission revenue item of $6.0 million, $0.1 million of cost of revenue associated with the one-time item, $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc. Non-GAAP operating income and margins in the fourth quarter of 2009 excludes $1.4 million of stock-based compensation expense.

Pre-tax Income—Pre-tax income for the fourth quarter of 2010 was $16.1 million, a 129% increase compared to pre-tax income of $7.0 million for the fourth quarter of 2009.

Net Income—Net income for the fourth quarter of 2010 was $8.6 million, or $0.38 per diluted share. Net income for the fourth quarter of 2009 was $4.8 million, or $0.20 per diluted share. Non-GAAP net income for the fourth quarter of 2010 was $6.5 million, or $0.28 per diluted share, compared to non-GAAP net income for the fourth quarter of 2009 of $5.1 million, or $0.21 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2010 exclude the one-time commission revenue item of $6.0 million, $0.1 million of cost of revenue associated with the one-time item, $1.6 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, Inc., less $1.8 million for related income tax expense. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2009 exclude $1.4 million of stock-based compensation expense and $1.1 million for related income tax benefit.

Cash Flow and Cash Balance—Cash flow from operations for the fourth quarter of 2010 was $3.6 million, including $6.0 million from the one-time revenue item, compared to $9.4 million for the fourth quarter of 2009, representing a decrease of 61%. Stuart Huizinga, chief financial officer of eHealth commented, “Fourth quarter 2010 operating cash flow was impacted by a $7.6 million increase in accounts receivable, related primarily to the seasonality of our new Medicare business. Given the annual open enrollment period for Medicare that took place in the fourth quarter, our Medicare-related marketing expenditures rose significantly; however, we did not collect the majority of the revenue associated with these expenditures in the fourth quarter, and expect to do so in the first quarter of 2011. A portion of the increase in accounts receivable was also related to timing of government contract collections.”

During the fourth quarters of 2010 and 2009, we utilized $5.5 million and $1.0 million, respectively, of previously unrecognized excess tax benefits related to share-based payments to reduce our federal and state income taxes payable. These excess tax benefits are shown in the cash flow statement as an increase in cash flow from financing activities and a decrease in cash flow from operating activities. If you adjust cash flow in both periods to reflect the full benefit from deferred income taxes, including the portion that is reported in cash flows from financing activities, fourth quarter 2010 cash flow from operations would have been $9.1 million as compared to $10.4 million in the fourth quarter of 2009.

Cash, cash equivalents and short-term marketable securities as of December 31, 2010 totaled $128.1 million, compared to $153.5 million as of December 31, 2009. The change in cash, cash equivalents and short-term marketable securities for the year ended December 31, 2010 reflects $27.2 million of net cash used for the acquisition of PlanPrescriber, Inc. in April 2010 and $26.2 million used to repurchase 2,026,802 shares of our common stock during 2010. In January 2011, we completed our stock repurchase program, having repurchased in the aggregate 2,297,705 shares for $30 million at an average price of $13.06 per share.

Fiscal 2010 Results

Revenue—Revenue totaled $160.4 million for the year ended December 31, 2010, a 19% increase compared to revenue of $134.9 million for the year ended December 31, 2009.

Operating Income—Operating income increased 26% to $32.6 million for the year ended December 31, 2010, compared to operating income of $25.8 million for the year ended December 31, 2009. Operating margins were 20% and 19% in the years ended December 31, 2010 and 2009, respectively.

Pre-tax Income—Pre-tax income for the year ended December 31, 2010 was $32.6 million, a 22% increase compared to pre-tax income of $26.8 million for the year ended December 31, 2009.

Net Income—Net income for the year ended December 31, 2010 was $17.5 million, or $0.73 per diluted share, compared to net income for the year ended December 31, 2009 of $15.3 million, or $0.61 per diluted share.

Cash Flow—Cash flow from operations for the year ended December 31, 2010 was $20.5 million, compared to $30.1 million for the year ended December 31, 2009, representing a decrease of 32%.

2011 Guidance

eHealth is providing guidance for the full year ending December 31, 2011 based on information currently available:

•	Total revenue is expected to be in the range of $141 million to $149 million

•	Stock-based compensation expense is expected to be in the range of $7 million to $8 million

•	EBITDA* is expected to be in the range of $23 million to $28 million

•	GAAP net income per diluted share is expected to be in the range of $0.31 to $0.40 per share

*	EBITDA is calculated by adding stock-based compensation and depreciation and amortization expense, including the amortization of acquired intangibles, to GAAP operating income.

Stuart Huizinga, chief financial officer of eHealth stated, “We have now heard from a majority of our health insurance carrier partners regarding adjustments to our individual and family health insurance commission rates as a result of the recently adopted medical loss ratio regulations that are a part of healthcare reform. Our 2011 guidance reflects the estimated impact of these rate changes. We will be providing more information related to these commission rate changes on our fourth quarter earnings conference call later today. I would also like to note that the one-time revenue item that we recognized in the fourth quarter accelerated an estimated $2.6 million in revenue and $0.07 in earnings per share into 2010 from 2011, which is also reflected in our guidance.”

Webcast and Conference Call Information

A Webcast and conference call will be held today, Wednesday, February 16, 2011 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-362-4832 for domestic callers and 617-597-5364 for international callers. The participant passcode is 43982878. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 63221935. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ:EHTH) is the parent company of eHealthInsurance, the nation’s leading online source of health insurance for individuals, families and small businesses. Through the company’s website, http://www.eHealthInsurance.com, consumers can get quotes from leading health insurance carriers, compare plans side by side, and apply for and purchase health insurance. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation’s leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia, making it the ideal model of a successful, high-functioning health insurance exchange. Through the company’s eHealth Technology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealth Technology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the timing of our collection of Medicare-related revenue; guidance for total revenue, stock-based compensation expense, EBITDA, and GAAP net income per diluted share for the year ending December 31, 2011; and the impact of adjustments to commission rates. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain or expand its relationships with health insurance carriers; negative publicity experienced by eHealth’s carrier partners; eHealth’s rate of growth; eHealth’s success in marketing and selling Medicare-related health insurance products and leads for such products; eHealth’s reliance upon a small number of purchasers for its sale of Medicare related insurance leads; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare related insurance products; costs of acquiring new members; weak economic conditions and legislative reaction to economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates and factors affecting conversion; eHealth’s ability to continue to increase its membership base and retain its members; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; eHealth’s operations in China; success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of future growth and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare related leads; implementation of internal enterprise systems and maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations; compliance with insurance and other laws and regulations; exposure to online commerce security risks; the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure; and stock market conditions and the trading price of shares of eHealth’s common stock. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (“EBITDA”); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income for the three and twelve months ended December 31, 2010 consists of GAAP operating income excluding the following items:

•	a one-time revenue item and its associated cost of revenue that management considers non-recurring and extraordinary,

•	purchased intangible asset amortization expense and

•	the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006.

•	Non-GAAP operating income for the three and twelve months ended December 31, 2009 consists of GAAP operating income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006 and

•	amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins for the three and twelve months ended December 31, 2010 are calculated by dividing non-GAAP operating income by GAAP total revenue as adjusted for a one-time revenue item.

•	Non-GAAP operating margins for the three and twelve months ended December 31, 2009 are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	EBITDA is calculated by adding stock-based compensation and depreciation and amortization expense, including the amortization of acquired intangibles, to GAAP operating income.

•	Non-GAAP net income for the three and twelve months ended December 31, 2010 consists of GAAP net income excluding the following items:

•	a one-time revenue item and its associated cost of revenue that management considers non-recurring and extraordinary,

•	purchased intangible asset amortization expense,

•	stock-based compensation expense recorded during the quarter and

•	the related income tax impact of these excluded items.

•	Non-GAAP net income for the three and twelve months ended December 31, 2009 consists of GAAP net income excluding the following items:

•	the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006,

•	amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006 and

•	the related income tax impact of these excluded items.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President, Communications

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2009	December 31, 2010
	(1)
Assets
Current assets:
Cash and cash equivalents	$131,339	$128,074
Marketable securities	22,184	—
Accounts receivable	2,295	10,810
Deferred income taxes	6,009	5,347
Prepaid expenses and other current assets	2,324	4,361

Total current assets	164,151	148,592
Property and equipment, net	3,775	4,528
Deferred income taxes	919	3,119
Other assets	863	3,248
Goodwill	—	14,096
Acquired intangible assets, net	—	12,262

Total assets	$169,708	$185,845

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,252	$3,573
Accrued compensation and benefits	5,051	7,523
Accrued marketing expenses	3,879	3,644
Deferred revenue	401	2,785
Other current liabilities	2,677	2,672

Total current liabilities	15,260	20,197
Other non-current liabilities	2,997	3,451

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	183,747	203,232
Treasury stock, at cost	(29,999)	(56,202)
Retained earnings (accumulated deficit)	(2,545)	14,937
Accumulated other comprehensive income	223	205

Total stockholders’ equity	151,451	162,197

Total liabilities and stockholders’ equity	$169,708	$185,845

(1)	The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
			(2)
Revenue:
Commission	$30,030	$39,681	$119,259	$135,366
Other	4,381	11,027	15,631	25,038

Total revenue	34,411	50,708	134,890	160,404
Operating costs and expenses:
Cost of revenue	993	2,740	4,581	5,499
Marketing and advertising (1)	13,356	15,307	53,987	60,102
Customer care and enrollment (1)	3,669	5,271	14,769	17,810
Technology and content (1)	4,146	5,042	15,685	19,241
General and administrative (1)	5,357	5,855	20,028	24,055
Amortization of acquired intangible assets	—	427	—	1,138

Total operating costs and expenses	27,521	34,642	109,050	127,845

Income from operations	6,890	16,066	25,840	32,559
Interest and other income (loss), net	138	(4)	938	9

Income before income taxes	7,028	16,062	26,778	32,568
Provision for income taxes	2,270	7,452	11,431	15,086

Net income	$4,758	$8,610	$15,347	$17,482

Net income per share:
Basic	$0.20	$0.39	$0.63	$0.76
Diluted	$0.20	$0.38	$0.61	$0.73

Weighted-average number of shares used in per share amounts:
Basic	23,380	22,061	24,309	23,118
Diluted	24,196	22,849	25,201	23,873

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$223	$201	$803	$808
Customer care and enrollment	85	102	325	384
Technology and content	380	383	1,194	1,622
General and administrative	719	892	2,513	3,581

Total	$1,407	$1,578	$4,835	$6,395

(2)	The condensed consolidated statement of income for the year ended December 31, 2009 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
			(1)
Operating activities
Net income	$4,758	$8,610	$15,347	$17,482
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	4,278	7,464	9,352	14,274
Depreciation and amortization	538	1,056	2,211	3,347
Amortization and accretion on marketable securities, net	142	—	749	50
Stock-based compensation expense	1,407	1,578	4,835	6,395
Excess tax benefits from stock-based compensation	(993)	(5,493)	(4,979)	(12,853)
Deferred rent	12	(6)	(45)	(11)
Loss on disposal of property and equipment	—	—	16	9
Changes in operating assets and liabilities:
Accounts receivable	(91)	(7,592)	(290)	(8,146)
Prepaid expenses and other current assets	3	783	389	(1,062)
Other assets	(115)	18	358	43
Accounts payable	1,688	(3,322)	1,060	(459)
Accrued compensation and benefits	69	726	388	2,311
Accrued marketing expenses	(360)	(600)	717	(235)
Deferred revenue	70	2,266	(26)	2,356
Other current liabilities	(2,002)	(1,847)	4	(2,992)

Net cash provided by operating activities	9,404	3,641	30,086	20,509

Investing activities
Purchases of property and equipment	(311)	(465)	(1,433)	(2,948)
Acquisition of PlanPrescriber, net of cash acquired	—	—	—	(27,203)
Purchase of other assets	—	(2,550)	(1,280)	(2,550)
Purchases of marketable securities	—	—	(40,550)	—
Sales of marketable securities	1,000	—	5,006	—
Maturities of marketable securities	20,032	—	68,932	22,100

Net cash provided by (used in) investing activities	20,721	(3,015)	30,675	(10,601)

Financing activities
Net proceeds from exercise of common stock options	256	346	1,031	814
Cash used to net-share settle equity awards	(41)	(11)	(171)	(586)
Excess tax benefits from stock-based compensation	993	5,493	4,979	12,853
Repurchase of common stock	—	(17,479)	(29,360)	(26,203)
Principal payments in connection with capital lease	(11)	(11)	(41)	(44)

Net cash provided by (used in) financing activities	1,197	(11,662)	(23,562)	(13,166)

Effect of exchange rate changes on cash and cash equivalents	2	(3)	4	(7)

Net increase (decrease) in cash and cash equivalents	31,324	(11,039)	37,203	(3,265)
Cash and cash equivalents at beginning of period	100,015	139,113	94,136	131,339

Cash and cash equivalents at end of period	$131,339	$128,074	$131,339	$128,074

(1)	The condensed consolidated statement of cash flows for the year ended December 31, 2009 has been derived from the audited consolidated financial statements for that year.

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2010
Key Metrics:

Operating cash flows (1)	$9,404,000	$3,641,000
IFP submitted applications (2)	122,300	111,200
IFP approved members (3)	96,100	94,200
Total approved members (4)	124,400	128,300
Commission revenue (excluding one-time revenue item in 2010) (5)	$30,030,000	$33,681,000
Commission revenue per estimated member for the period (excluding one-time revenue item in 2010) (6)	$41.29	$43.26
Total revenue (7)	$34,411,000	$50,708,000
Total revenue per estimated member for the period (8)	$47.31	$65.13

	As of December 31, 2009	As of December 31, 2010
IFP estimated membership (9)	636,200	680,900
Total estimated membership (10)	728,000	778,300

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2010
Marketing and advertising expenses (11)	$13,356,000	$15,307,000
Marketing and advertising expenses as a percentage of total revenue (12)	39%	30%

Marketing and advertising expenses excluding stock-based compensation (13)	$13,133,000	$15,106,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (14)	38%	30%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (15)	44%	45%
Marketing partners (16)	29%	29%
Online advertising (17)	27%	26%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (18)	$73.38	$88.79
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (19)	$72.16	$87.62

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.

(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income excluding a one-time revenue item of $6.0 million in 2010.
(6)	Calculated as commission revenue recognized during the period excluding a one-time revenue item of $6.0 million in 2010 (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership as of December 31, 2009 and 2010 include an estimated 20,000 and 10,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(8)	Calculated as total revenue recognized during the period (see note (7) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership as of December 31, 2009 and 2010 include an estimated 20,000 and 10,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of December 31, 2009 and 2010 include an estimated 20,000 and 10,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(10)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of December 31, 2009 and 2010 include an estimated 20,000 and 10,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(11)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(12)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (7) above).
(13)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(14)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (13) above) divided by total revenue for the period (see note (7) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(15)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(16)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(17)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.
(18)	Calculated as marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.
(19)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (13) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission (1)	$39,681	78%	$(6,000)	$33,681	75%
Other	11,027	22	—	11,027	25

Total revenue	50,708	100	(6,000)	44,708	100
Operating costs and expenses:
Cost of revenue (1)	2,740	5	(100)	2,640	6
Marketing and advertising (2)	15,307	30	(201)	15,106	34
Customer care and enrollment (2)	5,271	10	(102)	5,169	12
Technology and content (2)	5,042	10	(383)	4,659	10
General and administrative (2)	5,855	12	(892)	4,963	11
Amortization of acquired intangible assets (3)	427	1	(427)	—	—

Total operating costs and expenses	34,642	68	(2,105)	32,537	73

Income from operations	16,066	32	(3,895)	12,171	27
Interest and other income (loss), net	(4)	(0)	—	(4)	(0)

Income before income taxes	16,062	32	(3,895)	12,167	27
Provision for income taxes (4)	7,452	15	(1,770)	5,682	13

Net income (5)	$8,610	17%	$(2,125)	$6,485	15%

Net income per share: (5)
Basic	$0.39		$(0.10)	$0.29
Diluted	$0.38		$(0.10)	$0.28

Weighted-average number of shares used in per share amounts:
Basic	22,061		22,061	22,061
Diluted	22,849		22,849	22,849

Explanation of adjustments

(1)	Non-GAAP results exclude a one-time commission revenue item received from a carrier partner and associated cost of revenue.
(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude amortization expense related to acquired intangible assets.
(4)	Non-GAAP provision for income taxes excludes estimated income tax expense of $2.4 million related to a one-time commission revenue item and its associated cost of revenue listed in note (1) above, and estimated income tax benefit of $0.6 million related to stock-based compensation expense listed in note (2) above and amortization of purchased intangible assets listed in note (3) above.
(5)	Non-GAAP net income and non-GAAP net income per share exclude a one-time commission revenue item and its associated cost of revenue listed in note (1) above, stock-based compensation expense listed in note (2) above and amortization of purchased intangible assets listed in note (3) above, less the related income tax impact of these excluded items listed in note (4) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$30,030	87%	$—	$30,030	87%
Other	4,381	13	—	4,381	13

Total revenue	34,411	100	—	34,411	100
Operating costs and expenses:
Cost of revenue	993	3	—	993	3
Marketing and advertising (1)	13,356	39	(223)	13,133	38
Customer care and enrollment (1)	3,669	11	(85)	3,584	10
Technology and content (1)	4,146	12	(380)	3,766	11
General and administrative (1)	5,357	16	(719)	4,638	13

Total operating costs and expenses	27,521	80	(1,407)	26,114	76

Income from operations	6,890	20	1,407	8,297	24
Interest and other income, net	138	0	—	138	0

Income before income taxes	7,028	20	1,407	8,435	25
Provision for income taxes (2)	2,270	7	1,064	3,334	10

Net income (3)	$4,758	14%	$343	$5,101	15%

Net income per share: (3)
Basic	$0.20		$0.02	$0.22
Diluted	$0.20		$0.01	$0.21

Weighted-average number of shares used in per share amounts:
Basic	23,380		23,380	23,380
Diluted	24,196		24,196	24,196

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Provision for income taxes excludes estimated income tax benefit of $0.5 million related to stock-based compensation expense listed in note (1) above, as well as income tax benefit of $0.6 million related to an increase in deferred income tax assets resulting from a reduction in estimated limitations on both federal and California net operating loss carryforwards.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefit listed in note (2) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Twelve Months Ended December 31, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission (1)	$135,366	84%	$(6,000)	$129,366	84%
Other	25,038	16	—	25,038	16

Total revenue	160,404	100	(6,000)	154,404	100
Operating costs and expenses:
Cost of revenue (1)	5,499	3	(100)	5,399	3
Marketing and advertising (2)	60,102	37	(808)	59,294	38
Customer care and enrollment (2)	17,810	11	(384)	17,426	11
Technology and content (2)	19,241	12	(1,622)	17,619	11
General and administrative (2)	24,055	15	(3,581)	20,474	13
Amortization of acquired intangible assets (3)	1,138	1	(1,138)	—	—

Total operating costs and expenses	127,845	80	(7,633)	120,212	78

Income from operations	32,559	20	1,633	34,192	22
Interest and other income, net	9	0	—	9	0

Income before income taxes	32,568	20	1,633	34,201	22
Provision for income taxes (4)	15,086	9	193	15,279	10

Net income (5)	$17,482	11%	$1,440	$18,922	12%

Net income per share: (5)
Basic	$0.76		$0.06	$0.82
Diluted	$0.73		$0.06	$0.79
Weighted-average number of shares used in per share amounts:
Basic	23,118		23,118	23,118
Diluted	23,873		23,873	23,873

Explanation of adjustments

(1)	Non-GAAP results exclude a one-time commission revenue item received from a carrier partner and associated cost of revenue.
(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude amortization expense related to acquired intangible assets.
(4)	Non-GAAP provision for income taxes excludes estimated income tax expense of $2.4 million related to a one-time commission revenue item and its associated cost of revenue listed in note (1) above, and estimated income tax benefit of $2.6 million related to stock-based compensation expense listed in note (2) above and amortization of purchased intangible assets listed in note (3) above.
(5)	Non-GAAP net income and non-GAAP net income per share exclude a one-time commission revenue item and its associated cost of revenue listed in note (1) above, stock-based compensation expense listed in note (2) above and amortization of purchased intangible assets listed in note (3) above, less the related income tax impact of these excluded items listed in note (4) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Twelve Months Ended December 31, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$119,259	88%	$—	$119,259	88%
Other	15,631	12	—	15,631	12

Total revenue	134,890	100	—	134,890	100
Operating costs and expenses:
Cost of revenue	4,581	3	—	4,581	2
Marketing and advertising (1)	53,987	40	(803)	53,184	39
Customer care and enrollment (1)	14,769	11	(325)	14,444	11
Technology and content (1)	15,685	12	(1,194)	14,491	11
General and administrative (1)	20,028	15	(2,513)	17,515	13

Total operating costs and expenses	109,050	81	(4,835)	104,215	77

Income from operations	25,840	19	4,835	30,675	23
Interest and other income, net	938	1	—	938	1

Income before income taxes	26,778	20	4,835	31,613	23
Provision for income taxes (2)	11,431	8	2,017	13,448	10

Net income (3)	$15,347	11%	$2,818	$18,165	13%

Net income per share: (3)
Basic	$0.63		$0.12	$0.75
Diluted	$0.61		$0.11	$0.72

Weighted-average number of shares used in per share amounts:
Basic	24,309		24,309	24,309
Diluted	25,201		25,201	25,201

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Provision for income taxes excludes estimated income tax benefit of $1.4 million related to stock-based compensation expense listed in note (1) above, as well as income tax benefit of $0.6 million related to an increase in deferred income tax assets resulting from a reduction in estimated limitations on both federal and California net operating loss carryforwards.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefits listed in note (2) above.